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As filed with the Securities and Exchange Commission on May 18, 2004

Registration No. 333-46118

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COHERENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	94-1622541 (I.R.S. Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, California 95056
(Address of Principal Executive Offices)

Productivity Incentive Plan
(Full title of the plan)

Scott H. Miller
Senior Vice President and General Counsel
Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, California 95056
(Name and address of agent for service)

(408) 764-4000
(Telephone number, including area code, of agent for service)

Copy to:
 Bret M. DiMarco, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: (650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable following the effectiveness of this registration statement

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SECURITIES

        We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 (File No. 333-46118), (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, the 76,829 shares remaining unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on April 22, 2004.

COHERENT, INC.
By:	/s/ HELENE SIMONET Helene Simonet Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN R. AMBROSEO John R. Ambroseo	Director, President and Chief Executive Officer (Principal Executive Officer)	April 22, 2004
/s/ HELENE SIMONET Helene Simonet	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	April 22, 2004
* Bernard J. Couillaud	Director, Chairman of the Board	April , 2004
* Henry E. Gauthier	Director, Vice Chairman of the Board	April , 2004
* Charles W. Cantoni	Director	April , 2004
* Frank P. Carrubba	Director	April , 2004
/s/ JOHN H. HART John H. Hart	Director	April , 2004
* Robert J. Quillinan	Director	April , 2004
Lawrence Tomlinson	Director	April , 2004

*By:	/s/ SCOTT H. MILLER Scott H. Miller Attorney-in-fact	April 22, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Productivity Incentive Plan, as amended.
5.1*	Opinion and Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
23.1*	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant.
24.1*	Power of Attorney (see page II-4).

*
Previously filed on Form S-8 Registration Statement, Registration No. 333-46118, dated September 19, 2000.

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DEREGISTRATION OF SECURITIES
SIGNATURES
INDEX TO EXHIBITS